Exhibit 99.1

For Release on August 3, 2004

TOWN SPORTS INTERNATIONAL REPORTS ON THE QUARTER ENDED
June 30, 2004

(New York, NY) August 3, 2004 – Town Sports International, Inc. (“TSI” or the Company), a leading owner and operator of 134 health clubs in major cities from Washington, DC north through New England, today announced its results for the quarter ended June 30, 2004.

Revenues for the three months ended June 30, 2004 were $88.9 million, an increase of $2.8 million, or 3.2% over the same quarter of 2003. During the quarter, TSI’s mature clubs (those in operation for 24 months or longer) experienced a slight increase in revenue of 1.0% or $0.8 million when compared to the prior year’s second quarter. Revenue at clubs open over twelve months increased 1.3% when compared to the prior year’s second quarter.

“As part of our focus of concentrating on growing ancillary revenue, during the quarter our new Vice President of Marketing successfully negotiated several sponsorship programs that are expected to generate more than $5 million in revenue over the next five years. These programs include product sampling, in club promotions and in club advertising. During the quarter ended June 30, 2004 we realized $265,000 of sponsorship related revenue.” said Bob Giardina, CEO of TSI.

Operating income for the second quarter of 2004 was $10.6 million compared to $12.5 million in the second quarter of 2003, while net interest expense increased to $6.5 million from $5.9 million.

The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) decreased by 5.0% to $19.9 million this quarter from $20.9 million in last year’s quarter.

The decrease in operating income and EBITDA in the second quarter of 2004 when compared to the same period of 2003 was due to increases in expenses that more than offset the $2.8 million increase in revenue:

•	Payroll and related expenses increased $1.0 million due to increases in payroll related to customer service initiatives that are underway, including moving housekeeping and equipment repair services from outside contractors to in-house labor, all of which totaled approximately $756,000. Increases in healthcare and unemployment insurance rates contributed to an increase of approximately $400,000. These increases were offset by smaller decreases in a variety of other payroll categories, including performance bonuses.

•	Club operating expenses increased $2.2 million due to a $1.4 million increase in occupancy costs principally related to new or expanded clubs. Additionally, increased advertising efforts resulted in an increase of $660,000 over the prior year.

•	General and administrative expenses increased $642,000 principally due to legal and other fees related to new club leases as well as increases in data communication line costs incurred due to a $189,000 correction of our service provider’s billings.

•	Depreciation and amortization expense increased $849,000 principally due to incremental depreciation related to new or newly expanded clubs.

The Company recorded net income for the quarter of $2.4 million compared to a net loss of $1.1 million for the comparable period in the prior year. The net loss in the second quarter ended June 2003 includes a $7.8 million loss on extinguishment of debt charge.

“We are pleased that our Adjusted EBITDA has improved sequentially to $20.1 million from $17.5 million and $16.1 million in the first quarter of 2004 and the fourth quarter 2003 respectively.” said Richard Pyle, CFO.

TSI plans to file its Form 10-Q on or before August 16, 2004, the normal SEC filing deadline. Its parent, Town Sports International Holdings, Inc (“ TSI Holdings”) is still in the SEC registration process and will file its financial statements to the trustee appointed under the Discount Note Bond Indenture, rather than filing with the SEC at the same time. The attached financial statements include the consolidation of the Company and TSI Holdings.

Town Sports International, Inc. : Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)

				Six months ended June 30,
	2Q 2003	2Q 2004	% Chg.	2003	2004	% Chg.
Net Income (loss)	$(1,121)	$2,447	(318.3)%	$4,720	$1,594	(66.2)%
Provision (benefit) for corporate income taxes	(84)	1,659		4,015	990
Loss on extinguishment of debt	7,773	—		7,773	—
Interest expense, net of interest income	5,919	6,478		10,129	12,964
Non-cash goodwill impairment	—	—		—	2,002
Depreciation and amortization	8,454	9,303		16,753	18,420
EBITDA	$20,941	$19,887	(5.0)%	$43,390	$35,970	(17.1)%
Non-cash rental expense, net of noncash rental income	398	158		920	480
Non-cash compensation expense incurred in connection with stock options	10	10		197	20
Distribution to option holders classified as payroll	—	—		—	1,144
Adjusted EBITDA	$21,349	$20,055	(6.1)%	$44,507	$37,614	(15.5)%
Margin	24.8%	22.6%		25.7%	21.5%

Certain statements in this release are forward-looking statements, including without limitation, statements regarding future financial results and performance and potential sales revenue. These statements are subject to various risks and uncertainties, many of which are outside our control, including the level of market demand for our services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of Federal and State tax laws and regulations, and other specific factors discussed herein and in other releases by the Company. The information contained herein represents management’s best judgment as of the date hereof based on information currently available. However, we do not intend to update this information to reflect development or information obtained after the date hereof and disclaim any legal obligation to the contrary.

EBITDA is defined as earnings before interest, taxes, depreciation, amortization, goodwill impairment and loss on extinguishment of debt. EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income (loss) or cash flow data prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) or as a measure of our profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as described above), certain items of income and expense consisting of: (i) non-cash deferred lease expense, net of non-cash deferred lease income, (ii) non-cash compensation expense in connection with stock options, and (iii) Distribution to option holders classified as payroll. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. Adjusted EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. Adjusted EBITDA closely reflects a metric used by our lenders when assessing our compliance with debt covenants. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows or other consolidated income (loss) or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenues. Additionally, investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

TOWN SPORTS INTERNATIONAL, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
All figures $’000
December 31, 2003 and June 30, 2004
(Unaudited)

			TSI		TSI Holdings
			Holdings	Eliminations	and Subsidiaries
	December 31,	June 30,	June 30,	June 30,	June 30,
	2003	2004	2004	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$40,802	$56,723	$518	$—	$57,241
Accounts receivable, net	1,469	3,406	—	—	3,406
Inventory	750	711	—	—	711
Prepaid corporate income taxes	4,062	7,218	—	—	7,218
Prepaid expenses and other current assets	5,322	2,908	1,173	—	4,081

Total current assets	52,405	70,966	1,691	—	72,657
Investment in Subsidiaries	—	—	7,178	(7,178)	—
Fixed assets, net	223,599	218,493	—	—	218,493
Goodwill, net	45,864	45,062	—	—	45,062
Intangible assets, net	630	535	—	—	535
Deferred tax assets, net	16,771	13,265	2,484	—	15,749
Deferred membership costs	13,038	12,325	—	—	12,325
Other assets	9,892	9,397	4,229	—	13,626

Total assets	$362,199	$370,043	$15,582	$(7,178)	$378,447

LIABILITIES, REDEEMABLE PREFERRED STOCK and STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,486	$1,969	$—	$—	$1,969
Accounts payable	5,379	3,648	—	—	3,648
Accrued expenses	20,849	20,228	297	—	20,525
Accrued Interest	5,157	5,229	—	—	5,229
Deferred revenue	26,621	34,723	—	—	34,723

Total current liabilities	61,492	65,797	297	—	66,094
Long-term debt and capital lease obligations	258,391	257,796	130,356	—	388,152
Deferred lease liabilities	25,856	26,692	—	—	26,692
Deferred revenue	3,002	2,977	—	—	2,977
Other liabilities	7,862	9,603	—	—	9,603

Total liabilities	356,603	362,865	130,653	—	493,518

Series A redeemable preferred stock	39,890	—	—	—	—

	39,890	—	—	—	—

Stockholders’ deficit:
Series B preferred stock	9,961	—	—		—
Class A voting common stock	1	—	1		1
Paid-in capital	(45,627)	5,007	(114,080)	(5,007)	(114,080)
Unearned compensation	(172)	(152)	(152)	152	(152)
Accumulated other comprehensive income	596	565	565	(565)	565
Retained earnings	947	1,758	(1,405)	(1,758)	(1,405)

Total stockholders’ deficit	(34,294)	7,178	(115,071)	(7,178)	(115,071)

Total liabilities, redeemable preferred stock and stockholders’ deficit:	$362,199	$370,043	$15,582	$(7,178)	$378,447

TOWN SPORTS INTERNATIONAL, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended June 30, 2003 and 2004
All figures $’000
(Unaudited)

			TSI		TSI Holdings
	Three months ended		Holdings	Eliminations	and Subsidiaries
	June 30,		Three Months	Three Months	Three Months
			Ended	Ended	Ended
	2003	2004	30-Jun-04	30-Jun-04	30-Jun-04
Revenues:
Club operations	$85,093	$87,617	$—	$—	$87,617
Fees and other	964	1,236	—	—	1,236

	86,057	88,853	—	—	88,853

Operating expenses:
Payroll and related	33,206	34,186	—	—	34,186
Club operating	26,691	28,919	—	—	28,919
General and administrative	5,219	5,861	37	—	5,898
Depreciation and amortization	8,454	9,303	—	—	9,303

	73,570	78,269	37	—	78,306

Operating income	12,487	10,584	(37)	—	10,547
Loss on extinguishment of debt	7,773	—	—	—	—
Interest expense	6,114	6,593	3,458	—	10,051
Interest income	(195)	(115)	(1)	—	(116)

Income (loss) before provision (benefit) for corporate income taxes	(1,205)	4,106	(3,494)	—	612
Provision (benefit) for corporate income taxes	(84)	1,659	(1,537)	—	122

Net income (loss) before equity earnings	(1,121)	2,447	(1,957)	—	490
Income from Subsidiaries	—	—	2,447	(2,447)	—

Net income (loss)	$(1,121)	$2,447	$490	$(2,447)	$490

TOWN SPORTS INTERNATIONAL, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2003 and 2004
All figures $’000
(Unaudited)

			TSI		TSI Holdings
	Six months ended		Holdings	Eliminations	and Subsidiaries
	June 30,		Six Months	Six Months	Six Months
			Ended	Ended	Ended
	2003	2004	30-Jun-04	30-Jun-04	30-Jun-04
Revenues:
Club operations	$169,783	$172,921	$—	$—	$172,921
Fees and other	3,177	2,397	—	—	2,397

	172,960	175,318	—	—	175,318

Operating expenses:
Payroll and related	65,976	69,300	—	—	69,300
Distribution to common stock option holders classified as payroll	—	1,144	—	—	1,144
Club operating	53,354	56,817	—	—	56,817
General and administrative	10,240	12,087	37	—	12,124
Depreciation and amortization	16,753	18,420	—	—	18,420
Goodwill Impairment	—	2,002	—	—	2,002

	146,323	159,770	37	—	159,807

Operating income	26,637	15,548	(37)	—	15,511
Loss on extinguishment of debt	7,773	—	—	—	—
Interest expense	10,347	13,195	5,668	—	18,863
Interest income	(218)	(231)	(58)	—	(289)

Income (loss) before provision (benefit) for corporate income tax	8,735	2,584	(5,647)	—	(3,063)
Provision (benefit) for corporate income taxes	4,015	990	(2,485)	—	(1,495)

Net income (loss) before equity earnings	4,720	1,594	(3,162)	—	(1,568)
Income from Subsidiaries	—	—	1,594	(1,594)	—

Net Income (loss)	$4,720	$1,594	$(1,568)	$(1,594)	$(1,568)

TOWN SPORTS INTERNATIONAL, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2003 and 2004
All figures $’000
(Unaudited)

			TSI		TSI Holdings
	Six months ended		Holdings	Eliminations	and Subsidiaries
	June 30,		Six Months	Six Months	Six Months
			Ended	Ended	Ended
	2003	2004	June 30, 2004	June 30, 2004	June 30, 2004
Cash flows from operating activities:
Net Income (loss)	$4,720	$1,594	$(1,568)	$(1,594)	$(1,568)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,753	18,420	—	—	18,420
Noncash interest expense	—	—	5,549	—	5,549
Goodwill impairment write-off	—	2,002	—	—	2,002
Compensation expense in connection with stock options	197	20	—	—	20
Noncash rental expense, net of noncash rental income	920	480	—	—	480
Share of net income in affiliated companies	(431)	(375)	—	—	(375)
Loss on extinguishment of debt	7,773	—	—	—	—
Amortization of debt issuance costs	962	656	119	—	775
Change in certain working capital components	5,981	6,197	(1,173)	—	5,024
Decrease (increase) in deferred tax asset	2,315	3,506	(2,484)	—	1,022
Decrease in deferred membership costs	385	713	—	—	713
Other	186	29	(1,594)	1,594	29

Total adjustments	35,041	31,648	417	1,594	33,659

Net cash provided by operating activities	39,761	33,242	(1,151)	—	32,091

Cash flows from investing activities:
Capital expenditures, net of effects of acquired businesses	(18,549)	(15,654)	—	—	(15,654)
Acquired business	—	(1,311)	—	—	(1,311)
Landlord contributions	103	1,931	—	—	1,931

Net cash used in investing activities	(18,446)	(15,034)	—	—	(15,034)

Cash flows from financing activities:
Proceeds from 9 5/8% Senior Note Offering, net of costs	245,736	—	—	—	—
Repayment of 9 3/4% Senior Notes	(125,000)	—	—	—	—
Premium paid on extinguishment of debt and other costs	(4,064)	—	—	—	—
Redemption of preferred stock	(66,977)	—	(50,634)	—	(50,634)
Net line credit repayment	(14,500)	—	—	—	—
Net subordinated credit (repayments) borrowings	(9,000)	—	—	—	—
Repurchase of preferred stock	(583)	—	—	—	—
Repurchase of common stock	—	—	(21)	—	(21)
Common stock distribution	—	—	(68,944)	—	(68,944)
Issuance of senior discount notes	—	—	120,756	—	120,756
Exercise of stock options	—	—	512	—	512
Repayments of other borrowings	(2,922)	(2,287)	—	—	(2,287)

Net cash provided by (used in) financing activities	22,690	(2,287)	1,669	—	(618)

Net increase in cash and cash equivalents	44,005	15,921	518	—	16,439
Cash and cash equivalents at beginning of period	5,551	40,802	—	—	40,802

Cash and cash equivalent at end of period	$49,556	$56,723	$518	$—	$57,241

Summary of change in certain working capital components, net of effects of acquired businesses:
Decrease (increase) in accounts receivable	$628	$(1,933)	$—	$—	$(1,933)
Decrease in inventory	205	39	—	—	39
Decrease (increase) in prepaid expenses, prepaid income taxes and other current assets	1,186	(367)	(1,173)	—	(1,540)
(Decrease) increase in accounts payable, accrued expenses, and accrued interest	(1,306)	841	—	—	841
Increase in deferred revenue	5,268	7,617	—	—	7,617

Net changes in working capital components	$5,981	$6,197	$(1,173)	$—	$5,024